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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


Board of Directors
The Toro Company:


We consent to the incorporation by reference in the registration statements of The Toro Company on Forms S-3 and S-8 (File Nos. 33-26268, 33-31586, 33-38308, 33-44668, 33-51563, 33-55550, 33-59563, 333-4521, and 333-20901) of our report dated June 5 , 1997, relating to our audit of the combined balance sheet of the James Hardie Irrigation Group as of December 1, 1996, and the related combined statements of operations, divisional/shareholders' equity and cash flows for the year then ended, which report appears elsewhere in this Form 8-K/A.


                                                  KPMG Peat Marwick LLP


Minneapolis, Minnesota
June 6, 1997